TO BUSINESS AND TECHNOLOGY EDITORS:

SCM Microsystems Announces Expected Fourth Quarter 2007 Results Including Operating and Net Profit

25% to 35% Revenue Growth Forecast for 2008

ISMANING, Germany, Feb. 13 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM, Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced expected results for the fourth quarter ended December 31, 2007. Highlights of the 2007 fourth quarter are expected to include:

--	Revenue above the high end of management's previous guidance of $7.5 million to $9.0 million;

--	Gross margin above management's previous guidance of 40%;

--	Operating expenses at the low end of management's previous guidance of $4.0 million to $4.5 million; and

--	GAAP operating and net profit.

Revenue from continuing operations in the fourth quarter of 2007 is expected to be between $9.1 million and $9.8 million, above previous guidance of $7.5 million to $9.0 million. The expected improvement in revenue for the 2007 fourth quarter versus previous guidance was due to additional sales of the Company's PC Security products for U.S. government security programs and larger orders of Flash Media Reader products from a major customer. Revenue for the fourth quarter of 2006 was $9.4 million.

By product segment, fourth quarter 2007 PC Security revenue, which includes sales of smart card readers and other products for secure network and physical access, is expected to be approximately flat with sales of $7.3 million in the fourth quarter of 2006. Flash Media Reader revenue, which includes sales of OEM digital media reader technology, is expected to be up more than 10% compared with revenue of $2.1 million in the year ago quarter.

For the year as a whole, the Company expects that sales of its PC Security products will be up slightly in 2007 versus 2006, and that sales of its Flash Media Readers will be down significantly as a result of lower sales levels in the first half of 2007 due to the loss of a major customer, which higher sales in the second half of the year did not offset. The Company therefore expects total revenue for the year ended December 31, 2007 will be between $29.8 million and $30.5 million, down 9% to 11% from revenue of $33.6 million for the year ended December 31, 2006, compared with management's previous guidance of 2007 revenue 10% to 15% below 2006 levels.

"Sales and operational execution were both strong in the fourth quarter, resulting in expected positive operating and net income for the quarter," said Stephan Rohaly, chief financial officer of SCM Microsystems. "Our U.S. smart card reader business has remained healthy as government agencies continue to implement and expand card-based security programs. Sales of our digital media readers returned to levels not seen for over a year as one of two major customers experienced increased demand from their end markets. And revenue from our CHIPDRIVE(R) small office solutions exceeded $1 million for the first time, just months after expanding our sales activities across Europe. Higher sales further supported gross margin in the quarter, which has continued to strengthen over the past year due in part to ongoing product cost cutting measures."

Gross margin in the fourth quarter of 2007 is expected to be above previous guidance of 40%, due both to higher than anticipated sales of the Company's digital media readers in the quarter and continued margin integrity in the Company's PC Security business. Gross margin in the fourth quarter of 2006 was 42%.

Operating expenses in the fourth quarter of 2007, as reported in accordance with GAAP, are expected to be at the low end of previous guidance of $4.0 million to $4.5 million for the quarter. GAAP operating expenses were $3.3 million in the fourth quarter of 2006, which included amortization of intangibles and restructuring and other charges of $0.2 million.

As reported in accordance with GAAP, the Company expects to realize operating income for the fourth quarter of 2007 of breakeven to a small operating profit. GAAP operating income was $0.6 million in the fourth quarter of 2006.

The Company further expects that, as in past quarters, interest income will have a positive effect on its financial results, and that as a result, the Company expects to record positive net income in the fourth quarter of 2007. Income from continuing operations for the same quarter of 2006, as reported in accordance with GAAP, was $0.7 million.

The Company also expects cash and cash equivalents at December 31, 2007 will be down slightly compared with cash and cash equivalents of $33.1 million at September 30, 2007.

"SCM is focused on developing and delivering smart card readers and terminals to address some of the world's largest card-based security and identification programs -- from electronic passports, to ehealth cards, to government-mandated PIV and CAC cards for U.S. Homeland Security," said Felix Marx, chief executive officer of SCM. "Over the last two quarters we have begun the process of defining a plan for accelerating growth -- a plan that includes broadening SCM's participation in the contactless and epayment markets. While it will take time to implement our growth plan, we believe we have already put in place much of what is required, with significant additions to our management team, enhanced sales resources and increased attention on strategic industry partnerships."

Guidance for 2008

For the full year fiscal 2008, the Company expects revenue growth between 25% and 35% from expected 2007 levels, resulting in total revenue of $37 million to $41 million. Gross margin, as reported in accordance with GAAP, is expected to be between 44% and 46% in 2008. The Company further expects operating expenses between $17 million and $20 million in 2008, including anticipated further investments in sales resources and development activities to address strategic growth initiatives. Within these ranges, the Company currently expects to record both operating and net profit for the year as a whole.

SCM has not yet completed the review of its results for the fourth quarter or full year of fiscal 2007 and the Company's auditors have not completed their audit of such results. Therefore the expected results set forth in this press release are based only on a preliminary review by the Company of its results for the fourth quarter. Accordingly, the Company's actual results may differ from those set forth herein. SCM expects to announce full results for its fourth quarter and fiscal year 2007 following the completion of its annual audit and the filing of the Company's Annual Report on Form 10-K with the SEC, which is due on or before March 31, 2008.

About SCM Microsystems

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry's broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at http://www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Felix Marx and Stephan Rohaly; our statements contained above regarding our expectations for the company's fourth quarter and fiscal year 2007 revenue, gross margin, operating expenses, interest income and cash and equivalents; and our statements contained above regarding our expectations for the company's fiscal year 2008 revenue growth, gross margin, operating expenses and expected operating and net income. These statements are based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ, including, but not limited to, our ability to grow market share and revenues based on a strategy of participating in specific early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the government and enterprise security markets which we are targeting; we may not successfully compete in the markets in which we participate or target; competitors could take market share or create pricing pressure; and we may not be successful in maintaining operating expenses at current or lower levels. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the year ended December 31, 2006, and the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

All trade names are trademarks or registered trademarks of their respective holders.

SOURCE SCM Microsystems, Inc.
-0- 02/13/2008
/CONTACT: Stephan Rohaly, Chief Financial Officer, +49 89 95 95 5101, srohaly@scmmicro.de, or Darby Dye, Investor Relations -- US, +1-510-249-4883, ddye@scmmicro.com, both of SCM Microsystems, Inc./
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/Web site: http://www.scmmicro.com /
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